UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2t2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Protagenic Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Protagenic Therapeutics, Inc.

149 Fifth Avenue, Suite 500

New York, NY 10010

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on April 18, 2025

Dear Stockholders of Protagenic Therapeutics, Inc.:

Protagenic Therapeutics, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), cordially invites you to attend a special meeting of the Company’s stockholders, which will be held on April 18, 2025, at 10 a.m., Eastern time (the “Special Meeting”). will be conducted as a virtual meeting of stockholders via live webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location. Our board of directors has fixed the close of business on February 27, 2025, as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment of the Special Meeting (the “Record Date”). Only stockholders of record at the close of business on the record date may vote at the meeting or at any adjournment thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal executive office principal offices at 149 Fifth Avenue, Suite 500, New York, NY 10010.

At the Special Meeting, our stockholders will be asked to consider the following proposals which are more fully described in the accompanying proxy statement:

1.	To grant the Board of Directors of the Company the discretionary authority to approve (in the event it is deemed necessary and advisable by the Board) an amendment, at any time prior to January 31, 2026, to the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”) at a reverse split ratio ranging from any whole number between and including 1-for-10 and 1-for-20, with the exact ratio within such range and at such time to be chosen at the discretion of the Board of Directors, subject to the Board of Directors’ authority to abandon the amendment (the “Reverse Stock Split Proposal”).

2.

To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Reverse Stock Split Proposal (the “Adjournment Proposal”).

We will also consider and take action upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

To participate in the Special Meeting via the Internet, vote your shares electronically and submit your questions during the Special Meeting, please visit www.virtualshareholdermeeting.com/PTIX2025SM. Registration to attend the Special Meeting virtually will open 15 minutes prior to the start time, beginning at 9:45 a.m. Eastern Time. After you register, you will receive an email with instructions about attending the Special Meeting, including a unique link to access the Special Meeting.

You will not be able to attend the Special Meeting in person.

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend via live webcast, your vote is important. The board of directors respectfully requests that you vote your stock, regardless of the number of shares you own, in the manner described in the proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the Special Meeting.

Our board of directors recommends a vote FOR Proposal One and Proposal Two.

Sincerely,

/s/ Garo H. Armen
Garo H. Armen
Chairman

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements in this Proxy Statement that are not historical statements, including statements regarding future capital-raising activities and expected use of proceeds therefrom, our estimates regarding expenses, future revenues, capital requirements, needs for additional financing, our ability to obtain additional financing, our success with regard to any clinical trials, our ability to recruit or retain key personnel or to retain our executive officers, our stock price and ability to meet the continued listing requirements of The Nasdaq Capital Market, and any other statements regarding our future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from the results expressed or implied by the statements. We describe risks and uncertainties that could cause actual results and events to differ materially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), which was filed on April 1, 2024, as amended on April 24, 2024, and as revised or supplemented by our most recent Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, which was filed on November 14, 2024.

Any forward-looking statements should be considered in light of such important factors. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date on which such statement is made.

All subsequent written and oral forward-looking statements concerning the matters addressed in this Proxy Statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Proxy Statement.

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PROTAGENIC THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 18, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

The board of directors (the “Board”) of Protagenic Therapeutics, Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”), has delivered proxy materials to you and is soliciting your proxy to vote at the special meeting of stockholders (the “Special Meeting”) to be held on April 18, 2025 at 10:00 a.m. Eastern Time, or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting of stockholders.

We are holding the Special Meeting virtually by means of a live webcast. There will not be a physical meeting location and you will not be able to attend in person. As a stockholder, you are invited to attend the Special Meeting online and are entitled and requested to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may vote by the internet, by telephone or by mailing a proxy card or voting instruction form.

We are making these proxy materials available to stockholders on or about March 7, 2025.

What is included in these proxy materials?

These proxy materials include the Notice of the Special Meeting, this proxy statement, and a proxy card.

What am I voting on?

The Board is soliciting your proxy in connection with the Special Meeting to be held on April 18, 2025 at 10:00 a.m. Eastern Time, and any adjournment or postponement thereof. You are voting on the following proposals:

● Proposal One: To grant the Board of Directors of the Company the discretionary authority to approve (in the event it is deemed necessary and advisable by the Board) an amendment, at any time prior to January 31, 2026, to the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock, par value $0.0001 per share (the “Common Stock”) at a reverse split ratio ranging from any whole number between and including 1-for-10 and 1-for-20, with the exact ratio within such range and at such time to be chosen at the discretion of the Board of Directors, subject to the Board of Directors’ authority to abandon the amendment (the “Reverse Stock Split Proposal”).; and

● Proposal Two: To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Reverse Stock Split Proposal (the “Adjournment Proposal”).

How does the Board recommend I vote?

Our Board recommends that the stockholders vote their shares:

● FOR the Reverse Stock Split Proposal; and

● FOR the approval of the Adjournment Proposal.

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Will there be any other items of business addressed at the Special Meeting?

As of the date of this proxy statement, we are not aware of any other matter to be presented at the Special Meeting. If any other matter is properly brought before the Special Meeting, the proxy holders will vote on such matter in their discretion.

Who can vote at the Special Meeting?

Only stockholders at the close of business on February 27, 2025, the record date for the Special Meeting (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. As of the Record Date, there were 7,241,443 shares of our common stock outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name. If on the Record Date, your shares of our common stock were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank. If on the Record Date, your shares of our common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account or you may work with your broker to arrange to vote your shares directly at the Special Meeting. You are also invited to participate in the Special Meeting. Your broker, bank or nominee (“broker”) has enclosed or provided voting instructions for you to use to direct the broker on how to vote your shares.

How do I vote?

Stockholders of Record. If you are a stockholder of record, there are four ways to vote:

● By internet at www.proxyvote.com. We encourage you to vote this way.

● By touch tone telephone. Call toll-free at 1-800-690-6903.

● By completing and mailing your proxy card.

● At the Special Meeting: instructions on how to vote during the Special Meeting webcast are posted at www.virtualshareholdermeeting.com/PTIX2025SM. Votes submitted during the Special Meeting must be received no later than the closing of the polls at the Special Meeting.

Whether or not you plan to virtually attend the Special Meeting, we urge you to vote to ensure your vote is counted. You may still attend the Special Meeting and vote your shares if you have already voted by proxy. Only the latest vote you submit will be counted. For instructions on how to change your vote, see the “Can I change my vote or revoke my proxy?” section below.

Beneficial Owners. If you hold your shares in “street name” as a beneficial owner of shares registered in the name of your broker, you must vote your shares in the manner prescribed by your broker. Your broker has enclosed or otherwise provided a voting instruction card for you to use in directing the broker how to vote your shares. Check the voting instruction card used by that organization to see if it offers internet or telephone voting. We encourage you to vote by internet or telephone if offered by your broker.

Instead of directing your broker how to vote your shares, you may elect to attend the Special Meeting and vote your shares during the meeting if you obtain a legal proxy that gives you the right to vote the shares electronically via the internet at the Special Meeting. Instructions on how to vote during the Special Meeting webcast are posted at www.virtualshareholdermeeting.com/PTIX2025SM. Votes submitted during the Special Meeting must be received no later than the closing of the polls at the Special Meeting.

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How many votes do I have?

On each matter to be voted upon at the Special Meeting, you have one vote for each share of common stock you owned as of the Record Date.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the shares entitled to vote at the Special Meeting are “present” at the Special Meeting. As of the Record Date, there were 7,241,443 shares of our common stock outstanding and entitled to vote at the Special Meeting.

If you are a stockholder of record, your shares will be counted as “present” at the Special Meeting if:

● You attend and vote at the Special Meeting;

● You have voted in advance by internet or telephone; or

● You have properly submitted a proxy card.

If your shares are held in street name, your shares will be counted as “present” at the Special Meeting if your broker has voted on a discretionary item, or your broker has otherwise voted based on your instructions.

Abstentions will be counted towards the quorum requirement. If there is no quorum, then the chair of the Special Meeting or a majority of the shares present at the Special Meeting and entitled to vote may adjourn the meeting to another date until a quorum is present.

How many votes are needed to approve each proposal?

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, virtually or by proxy, at the Special Meeting.

Proposal	Voting Options	Vote Required	Effect of Abstentions
Proposal One: To approve the Reverse Split Proposal	FOR, AGAINST or ABSTAIN	Affirmative vote of the majority of votes cast on the proposal	None

Proposal Two: To approve the Adjournment Proposal	FOR, AGAINST or ABSTAIN	Affirmative vote of the majority of votes cast on the proposal	None

What happens if I do not give specific voting instructions?

Stockholder of Record. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Special Meeting. However, if you submit a proxy but no instructions are given, the shares represented by the proxy will be voted on your behalf in accordance with the recommendations of our Board as follows:

● FOR the approval of the Reverse Stock Split Proposal; and

● FOR the approval of the Adjournment Proposal.

In the event other business properly comes before the Special Meeting or at any adjournment or postponement of the meeting, the individuals named in the proxy will vote the shares represented by the proxy in their discretion.

Beneficial Owner. For a beneficial owner of shares held in street name, if a proposal is deemed “routine” and you do not give instructions to your broker or nominee, they may, but are not required to, vote your shares with respect to the proposal. If the proposal is deemed “non-routine” and you do not give instructions to your broker or nominee, they may not vote your shares with respect to the proposal and the shares will be treated as broker non-votes. The determination of whether a proposal is “routine” or “non-routine” will be made by The Nasdaq Stock Market, LLC (“Nasdaq”) based on Nasdaq rules that regulate member brokerage firms. When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present but may not otherwise be counted. We therefore encourage you to provide voting instructions on each proposal to the organization that holds your shares. Because we anticipate Proposals One and Two are routine matters on which brokers may vote, we do not anticipate any broker non-votes.

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Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may change your vote by revoking your proxy at any time before it is voted at the Special Meeting in any one of the following ways:

● enter a timely new vote by internet or telephone;

● submit another properly completed, later-dated proxy card;

● send a written notice that you are revoking your proxy to: Protagenic Therapeutics, Inc., 149 Fifth Avenue, Suite 500, New York, NY 10010, Attention: Corporate Secretary, which must be received no later than April 17, 2025; or

● attend the Special Meeting webcast and vote during the meeting. Attending the Special Meeting without voting during the meeting will not, by itself, revoke a previously submitted proxy unless you specifically request your prior proxy be revoked.

If you hold your shares in street name, contact your broker or other organization regarding how to revoke your instructions and change your vote. Only your last-submitted, timely vote will count at the Special Meeting.

Who counts the votes?

Equiniti Trust Company, LLC has been appointed inspector of election by the Company and will tabulate votes at the Special Meeting.

How can I find out the voting results of the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting.

How can I attend the Special Meeting?

We will be hosting the Special Meeting only by means of a live webcast. We believe that hosting a virtual meeting will enable greater stockholder participation from any location. You will not be able to attend the Special Meeting in person. Registration will be open at 9:45 a.m. Eastern Time on the day of the Special Meeting at www.virtualshareholdermeeting.com/ PTIX2025SM. Upon completing your registration, you will receive further instructions that will allow you to access the Special Meeting.

How can I submit a question at the Special Meeting?

You may submit questions in advance of the Special Meeting at www.virtualshareholdermeeting.com/ PTIX2025SM after logging in with your control number, but you will not be able to ask questions during the Special Meeting. We request that questions sent in advance be submitted by April 17, 2025 at 5:00 p.m. Eastern Time. We expect to respond to questions during the Special Meeting that are pertinent to the proposal at the Special Meeting. We may group together questions that are substantially similar to avoid repetition. Shortly after the Special Meeting, we may post questions and answers under the Investors section of our website at https://protagenic.com/investor/corporate-governance/. Information available on our website is not a part of, and is not incorporated into, this proxy statement.

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What if I experience technical difficulties when accessing the Special Meeting?

If you have registered for the Special Meeting, you will receive a meeting access email on the day of the Special Meeting. Information regarding technical support, including a technical support phone number will be provided in the meeting access email.

Can I obtain a stockholder list?

A stockholder list will be available for examination by our stockholders at our principal executive offices at 149 Fifth Avenue, Suite 500, New York, NY 10010 during ordinary business hours throughout the ten-day period prior to the Special Meeting for any purpose germane to the Special Meeting.

What does it mean if I receive more than one voting instruction card?

If you receive more than one voting instruction card, your shares are registered in more than one name or are registered in different accounts. Please vote using each voting instruction card to ensure that all of your shares are voted.

Where can I view the proxy materials on the internet?

We are making this proxy statement and voting instructions available to stockholders on or about March 7, 2025, at https://protagenic.com/investor/sec-filings/.

How can I receive a printed copy of the proxy materials?

Stockholders can receive a free paper or email copy of the material(s) by requesting prior to April 4, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visitwww.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Who is paying for this proxy solicitation?

Our Board is soliciting proxies for use at the Special Meeting, and we will bear the cost of the proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally, by telephone, email or other means of communication. We will not compensate these persons for soliciting proxies on our behalf. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. We reserve the right to use the services of a third-party solicitation firm to assist us in soliciting proxies.

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PROPOSAL 1

THE REVERSE STOCK SPLIT PROPOSAL

General

The Board of Directors has approved a proposal to seek discretionary authority from the Company’s stockholders to approve an amendment to our Third Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) to combine the outstanding shares of our Common Stock into a lesser number of outstanding shares (a “Reverse Stock Split”).

If approved by our stockholders, this proposal would permit (but not require) the Board of Directors to effect a Reverse Stock Split of the outstanding shares of our Common Stock at any time prior to January 31, 2026, at a reverse split ratio ranging from any whole number between and including 1-for-10 and 1-for-20, with the exact ratio within such range and at such time to be chosen at the discretion of the Board of Directors, subject to the Board of Directors’ authority to abandon the amendment (the “Reverse Stock Split Proposal”).

In fixing the ratio, the Board of Directors may consider, among other things, factors such as: the continued listing requirements of the Nasdaq Capital Market; the number of shares of our Common Stock outstanding; potential financing opportunities; and prevailing general market and economic conditions.

The Reverse Stock Split Proposal, if approved by our stockholders, would grant the Company’s Board of Directors the discretion to authorize a filing of the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. The timing of the amendment will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, the Board of Directors will be granted the discretion, without further action by the stockholders, to abandon the amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of Delaware, the Board of Directors determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our Amended and Restated Certificate of Incorporation to affect the Reverse Stock Split is attached as Appendix A to this Proxy Statement. Any amendment to our Amended and Restated Certificate of Incorporation to affect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the Board, within the range approved by our stockholders.

Purpose and Background of the Reverse Stock Split

On February 26, 2025, the Board of Directors approved the proposal to seek discretionary authority from the Company’s stockholders to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split for the following reasons:

●	The Board of Directors believes that the reverse stock split is our best means of ensuring compliance with the $1.00 per share of Common Stock minimum bid price requirement for continued listing on The Nasdaq Capital Market and avoid delisting; and

●	The Board of Directors believes that a higher stock price, which may be achieved through a reverse stock split, could help generate investor interest in the Company and help attract, retain, and motivate employees.

Nasdaq Requirements for Continued Listing

Our Common Stock is publicly traded and listed on The Nasdaq Capital Market under the symbol “PTIX.” One of the requirements for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) is maintenance of a minimum closing bid price of $1.00.

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As previously disclosed, on July 24, 2024, the Company received written notice from The Nasdaq Listing Qualifications department (“Nasdaq”) notifying the Company that it was not in compliance with the requirement of Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market as a result of the closing bid price of our Common Stock being below $1.00 per share for 30 consecutive business days (the “Bid Price Rule”). Pursuant to an additional non-compliance letter from Nasdaq dated May 22, 2024, the Company received a letter from Nasdaq indicating that, it did not meet the minimum $2,500,000 stockholders’ equity requirement for continued listing as set forth in Nasdaq Listing Rule 5550(b)(1).

In accordance with the terms of the previously imposed “Mandatory Panel Monitor” as that term is defined in Nasdaq Listing Rule 5815(d)(4)(B), the Nasdaq Listing Qualifications Staff (the “Staff”) did not grant the Company a grace period but rather issued a delist determination, which has been stayed as a result of the Company requesting a hearing with the Nasdaq Hearings Panel (the “Panel”). Further action by Nasdaq was stayed pending the issuance of the Panel’s decision and the expiration of any extension that may be granted by the Panel to the Company as a result of the hearing, which was held on January 30, 2025.

On February 19, 2025, the Company received written notice from Nasdaq notifying the Company that the Panel has determined to grant the request of the Company to continue its listing on The Nasdaq Stock Market, subject to certain conditions, including regaining compliance with Nasdaq Listing Rules 5550(a)(2) and 5550(b)(1) on or before April 28, 2025. In the meantime, the Company’s common stock will remain listed and eligible to trade on Nasdaq. There can be no assurance, however, that the Company will evidence compliance with all applicable listing criteria prior to the expiration of any extension that was granted by the Panel to do so.

The Board of Directors believes that effecting a reverse stock split may be the best means of increasing and maintaining the price of our Common Stock to above $1.00 per share in compliance with the Bid Price Rule for continued listing on The Nasdaq Capital Market. The Board of Directors believes that continued listing on The Nasdaq Capital Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of The Nasdaq Capital Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Increasing visibility of our stock among a larger pool of potential investors could result in higher trading volumes. Such increases in visibility and liquidity could also help facilitate future financings.

In light of the factors mentioned above, our Board of Directors unanimously approved the proposed amendment to our Amended and Restated Certificate of Incorporation to effect the reverse stock split as a potential means of increasing and maintaining the price of our Common Stock to above $1.00 per share in order to maintain compliance with the Nasdaq listing requirements.

Potential Increased Investor Interest

In approving the proposed amendment to our Amended and Restated Certificate of Incorporation, the Board of Directors considered that our Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

Risks Associated with the Reverse Stock Split

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:

●	The market price per share of our Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our Common Stock issued immediately before the reverse stock split;

●	The reverse stock split will result in a per share price that will increase the level of investment in our Common Stock by institutional investors or increase analyst and broker interest in our Company;

●	The reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers;

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●	The market price per share of our Common Stock will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Capital Market; and

●	Nasdaq may delist our Common Stock prior to the vote at the Special Meeting as the Nasdaq Hearings Panel’s final decision may arrive before the Special Meeting date.

Stockholders should note that the effect of the reverse stock split, if any, upon the market price of our Common Stock cannot be accurately predicted. In particular, we cannot assure you that the price of a share of our Common Stock after the reverse stock split will be ten (10) to twenty (20) times, as applicable, the price for a share of our Common Stock immediately prior to the reverse stock split. Furthermore, even if the market price of our Common Stock does rise following the reverse stock split, we cannot assure you that the market price of our Common Stock immediately after the proposed reverse stock split will be maintained for any period of time. Even if an increased per-share price can be maintained, the reverse stock split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our Common Stock.

The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. If the reverse stock split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. The total market capitalization of our Common Stock after implementation of the reverse stock split when and if implemented may also be lower than the total market capitalization before the reverse stock split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

We believe that the reverse stock split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the reverse stock split, particularly if the price of our Common Stock does not increase as a result of the reverse stock split.

Even if the reverse stock split is effected, we may not be able to satisfy all of the other requirements for continued listing of our Common Stock on The Nasdaq Capital Market or other stock exchange. As discussed above, the Board approved the reverse stock split proposal and is submitting it for approval by the stockholders with the primary intent of increasing the market price and minimum bid prices of our Common Stock to regain and maintain compliance with the listing requirements of The Nasdaq Capital Market and to make our Common Stock more attractive to a broader range of institutional and other investors. However, continued listing on such exchange requires compliance with a variety of other qualitative and quantitative listing standards. Even if we effect the reverse stock split, we may not be able to satisfy or maintain listing requirements on The Nasdaq Capital Market or any other stock exchange. We cannot provide any assurances that we will be able to maintain a listing of the Common Stock on The Nasdaq Capital Market or any other stock exchange.

Mechanics of the Reverse Stock Split

Effect on Registered “Book-Entry” Holders of our Common Stock

Holders of Common Stock hold some or all of their Common Stock electronically in book-entry or “street name” form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

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Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of their fractional share to the nearest whole share.

Potential Effects of the Proposed Amendment

If our stockholders approve the Reverse Stock Split Proposal and the Board implements it, the number of shares of Common Stock issued and outstanding will be reduced, depending upon the ratio determined by the Board. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will be entitled to rounding up of their fractional share to the nearest whole share. For those stockholders who hold shares with a brokerage firm, the Company intends to round up fractional shares at the participant level. The Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split will not change the terms of the Common Stock. Additionally, the Reverse Stock Split will have no effect on the number of shares of Common Stock that we are authorized to issue. After the Reverse Stock Split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Our outstanding shares of Common Stock will remain fully paid and non-assessable.

After the effective time of the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act.

Registered “Book-Entry” Holders of Common Stock

Our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with statements reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their shares of post-Reverse Stock Split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Reverse Stock Split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, upon the stockholder’s surrender of all of the stockholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of shares of post-Reverse Stock Split Common Stock electronically in book-entry form and provide the stockholder with a statement reflecting the number of shares registered in the stockholder’s account. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for appropriate number of shares of post-Reverse Stock Split Common Stock. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of their fractional share to the nearest whole share.

Effect of the Reverse Stock Split on Outstanding Stock Options and Warrants

Based upon the Reverse Stock Split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Reverse Stock Split ratio.

Accounting Matters

The proposed amendment to our certificate of incorporation will not affect the par value of our Common Stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

No Dissenters’ or Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our Common Stock that is either:

●	an individual citizen or resident of the United States;

●

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●

a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

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This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own Common Stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our shares for a lesser number of shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our Common Stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our Common Stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in this proposal.

Vote Required

The affirmative vote of the majority of votes cast on this proposal is required to approve the Reverse Stock Split Proposal. Proxies solicited by the Board will be voted for approval of this proposal, unless otherwise specified. If stockholder approval for this proposal is not obtained, then the Reverse Stock Split will not be affected.

Board Recommendation

The Board of Directors recommends a vote “FOR” the Reverse Stock Split Proposal.

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PROPOSAL 2

THE ADJOURNMENT PROPOSAL

General

In addition to the Reverse Stock Split Proposal, our stockholders are also being asked to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Reverse Stock Split Proposal, if there are insufficient votes at the time of such adjournment to approve and adopt the Reverse Stock Split Proposal (the “Adjournment Proposal”). If the Adjournment Proposal is approved, the Special Meeting could be successively adjourned to another date. In addition, the Board could postpone the Special Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their exercise at the adjourned meeting.

Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in this Proposal that is not shared by all of our other stockholders.

Vote Required

If a quorum is represented at the Special Meeting, this Proposal 2 will be approved if the number of votes cast “FOR” this proposal exceeds the number of votes cast “AGAINST” this proposal. Abstentions are not considered votes cast and will have no effect on the outcome of Proposal 2.

If a quorum is not represented at the Special Meeting, this Proposal 2 will be approved if a majority of the votes cast at the Special Meeting approves the proposal. In this case, abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 2.

Board Recommendation

The Board of Directors recommends a vote “FOR” the Adjournment Proposal.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock as of April 1, 2024, unless otherwise indicated, by (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) each director of the Company, (3) the Company’s current executive officers, and (4) all current directors and executive officers of the Company as a group. The persons and entities named in the table have sole voting and investment power with respect to all such shares owned by them, unless otherwise indicated.

Name and address of Beneficial Owner*	Amount and Nature of Beneficial Ownership		Percent of Class

Garo H. Armen(1)	1,000,989	(2)	21%

Robert B. Stein(1)	158,906	(3)	3%

Khalil Barrage(1)	196,255	(4)	4%

Alexander K. Arrow(1)	244,773	(5)	5%

Brian J. Corvese(1)	54,479	(6)	1%

David A. Lovejoy	144,275	(7)	3%

Jennifer S. Buell(1)	76,563	(8)	2%

Andrew Slee(1)	110,859	(9)	2%

All directors and executive officers as a group (8 persons)	1,846,991	(10)	35%

* Address for each party listed in the above table is c/o Protagenic Therapeutics, Inc., 149 Fifth Avenue, Suite 500, New York, NY 10010.

(1) Executive officer and/or director.

(2) Includes 738,489 shares of common stock. Also includes options to purchase 266,667 shares of common stock at an exercise price of $1.74, $5.00 or $7.00 per share. Does not include options to purchase 245,833 shares that are not exercisable within 60 days of the date of this report.

(3) Represents options to purchase 158,906 shares of common stock at an exercise price of $1.74, $5.00, $7.00, or $22.40 per share. Does not include options to purchase 76,094 shares that are not exercisable within 60 days of the date of this report.

(4) Includes 150,880 shares of common stock and options to purchase 45,375 shares of common stock at an exercise price of $1.74, or $14.60 per share. Does not include options to purchase 22,125 shares that are not exercisable within 60 days of the date of this report.

(5) Includes 45,815 shares of common stock and Includes options to purchase 198,958 shares of common stock at an exercise price of $1.74, $4.00, $5.00 or $7.00 per share. Does not include options to purchase 98,333 shares that are not exercisable within 60 days of the date of this report.

(6) Includes options to purchase 54,479 shares of common stock at an exercise price of $7.00 per share. Does not include options to purchase 43,021 shares that are not exercisable within 60 days of the date of this report.

(7) Includes 37,200 shares of common stock and options to purchase 107,075 shares of common stock in the aggregate with an exercise price ranging from $4.00, $5.00, or $7.00 per share.

(8) Includes options to purchase 76,568 shares of common stock at an exercise price of $1.74, $7.00 or $22.40 per share. Does not include options to purchase 84,688 shares of common stock that are not exercisable within 60 days of the date of this report.

(9) Includes options to purchase 110,859 shares of common stock at an exercise price of $1.74, $5.00, $7.00, or $22.40 per share. Does not include options to purchase 106,641 shares of common stock that are not exercisable within 60 days of the date of this report.

(10) Includes options to purchase 911,807 shares of common stock.

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ADDITIONAL INFORMATION

Procedure for Submitting Stockholder Proposals

Stockholder proposals intended for inclusion in our 2025 annual meeting proxy statement pursuant to Rule 14a-8 must be received by us no later than September 8, 2025; provided that if the date of the 2025 annual meeting is moved more than 30 days before or after February 21, 2026 (which is the anniversary of this year’s annual meeting), we must receive notice of the stockholder proposal within a reasonable time before we begin to print and mail our proxy materials. Any such proposal must comply with Rule 14a-8 of the Exchange Act.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2025 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Householding of Proxy Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.

OTHER MATTERS

Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. The registration statement contains exhibits and other information that are not contained in this proxy statement. The descriptions in this proxy statement of the provisions of documents filed as exhibits to the registration statement are only summaries of those documents’ material terms. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

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Appendix A

Amendment to Third Amended and Restated Certificate of Incorporation of the Company

CERTIFICATE OF AMENDMENT

OF

THIRD AMENDED AND RESTATED RESTATED CERTIFICATE OF INCORPORATION

OF

PROTAGENIC THERAPEUTICS, INC.

Protagenic Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST:	That, the Board of Directors of the Company duly adopted resolutions by unanimous written consent in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, recommending and declaring advisable that the Third Amended and Restated Certificate of Incorporation of the Company be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that the first sentence of Article FOURTH of the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be amended and restated in its entirety to read as follows:

“That, effective on the filing of this Certificate of Amendment of Third Amended and Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[*] reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [*] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share on the trading day immediately preceding the Effective Time as reported by The Nasdaq Capital Market (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

The total number of shares of stock which the Corporation is authorized to issue is 120,000,000, consisting of 100,000,000 shares of common stock, at a par value of $0.0001 per share (“Common Stock”), and 20,000,000 shares of preferred stock, at a par value of $0.000001 per share (“Preferred Stock”).”

SECOND:	That, at a special meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.

THIRD:	That, the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this         day of             , 2025.

PROTAGENIC THERAPEUTICS, INC.

By:
Alexander K. Arrow Chief Financial Officer